EXHIBIT 99.1

Two River Bancorp Reports 2018 Second Quarter Financial Results Highlighted by 24.5% Increase in Net Income

TINTON FALLS, N.J., July 24, 2018 (GLOBE NEWSWIRE) -- Two River Bancorp (Nasdaq:TRCB) (the "Company"), the parent company of Two River Community Bank (the “Bank"), today reported financial results for the second quarter and six months ended June 30, 2018, highlighted by higher net income driven by solid loan growth during the quarter.

2018 Second Quarter Financial Highlights
(comparisons to respective prior year’s period)

  Net income increased 24.5% to $2.65 million, or $0.30 per diluted share, which included $137,000, or $0.02 per diluted share, of additional income tax expense due to New Jersey’s newly enacted Corporation Business Tax (CBT) surtax, for which the Company recorded six months of retroactive state income tax expense in the second quarter of 2018.
  Effective tax rate will increase from 26% to approximately 28% in future periods due to the impact of CBT changes
  Return on average assets of 1.00%, up from 0.87%
  Return on average equity of 9.67%, up from 8.26%
  Net interest margin improved 10 basis points to 3.59%
  Net interest income increased 12.7% to $8.97 million
  Efficiency ratio(1) improved to 62.6% compared to 63.9%
  Efficiency ratio represents the ratio of non-interest expense to the sum of net interest income and non-interest income.

(Totals at June 30, 2018; comparisons to December 31, 2017)

  Total loans were $890.4 million, an increase of $39.5 million, or 9.3% annualized
  Total deposits were $880.9 million, an increase of $19.3 million, or 4.5% annualized
  Total assets increased to a record $1.056 billion, compared to $1.040 billion, or 3.0% annualized
  Tangible book value per share(1) increased to $10.90, compared to $10.44
  Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

Management Commentary
William D. Moss, President and CEO, stated, “The Company’s net income increased 24.5% as a result of strong loan growth and an improvement in key performance metrics during the period. We remain on track to achieve our growth and earnings goals. Higher net interest income, lower credit costs and well controlled expenses led to a 21.0% increase in income before taxes for the quarter. Although second quarter and first half results were negatively impacted by the newly enacted state tax legislation on July 1, 2018, our overall effective tax rate is expected to be comparably lower for the second half of 2018 from the prior year. Growing our lending business, while expanding core deposit relationships, continue to be our priorities. On an annualized basis, loans grew 9.3%, predominantly in the commercial real estate and construction sectors. We expect that this growth, coupled with a strong loan pipeline, will help drive profitability for the remainder of 2018.”

Dividend Increased to $0.055 per share
On July 18, 2018, the Company’s Board of Directors declared a quarterly cash dividend of $0.055 per share, payable on August 29, 2018 to shareholders of record as of the close of business on August 10, 2018. This marks the 22nd consecutive quarterly cash dividend, which represents a 22.2% increase from the prior quarter, and is the fifth consecutive year in which the Company has raised its cash dividend.

Key Quarterly Performance Metrics

	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.	2nd Qtr.	6 Mo. Ended	6 Mo. Ended
	2018	2018	2017	2017	2017	6/30/2018	6/30/2017
Net Income (in thousands)	$2,650	$2,676	$335	$2,237	$2,128	$5,326	$3,930
Earnings per Common Share – Diluted	$0.30	$0.31	$0.04	$0.26	$0.25	$0.61	$0.45
Return on Average Assets	1%	1.04%	0.13%	0.89%	0.87%	1.02%	0.81%
Return on Average Tangible Assets(1)	1.02%	1.06%	0.13%	0.91%	0.88%	1.04%	0.83%
Return on Average Equity	9.67%	10.08%	1.24%	8.39%	8.26%	9.87%	7.73%
Return on Average Tangible Equity(1)	11.57%	12.12%	1.49%	10.13%	10.01%	11.84%	9.39%
Net Interest Margin	3.59%	3.63%	3.56%	3.62%	3.49%	3.61%	3.47%
Efficiency Ratio(2)	62.59%	61.59%	59.96%	62.57%	63.93%	62.1%	64.92%
Non-Performing Assets to Total Assets	0.18%	0.19%	0.2%	0.23%	0.32%	0.18%	0.32%
Allowance as a % of Loans	1.26%	1.26%	1.25%	1.25%	1.25%	1.26%	1.25%

(1) Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.
(2) Efficiency ratio represents the ratio of non-interest expense to the sum of net interest income and non-interest income.

Loan Composition
The components of the Company’s loan portfolio at June 30, 2018 and December 31, 2017 are as follows:

	(in thousands)
	June 30, 2018	December 31, 2017	% Change
Commercial and industrial	$107,398	$101,371	5.9%
Real estate – construction	134,520	118,094	13.9%
Real estate – commercial	551,216	537,733	2.5%
Real estate – residential	66,855	64,238	4.1%
Consumer	31,214	30,203	3.3%
Unearned fees	(834)	(765)	9.0%
	890,369	850,874	4.6%
Allowance for loan losses	(11,201)	(10,668)	5.0%
Net Loans	$879,168	$840,206	4.6%

Deposit Composition
The components of the Company’s deposits at June 30, 2018 and December 31, 2017 are as follows:

	(in thousands)
	June 30, 2018	December 31, 2017	% Change
Non-interest-bearing	$166,506	$167,297	(0.5)%
NOW accounts	198,393	232,673	(14.7)%
Savings deposits	264,371	242,448	9.0%
Money market deposits	51,567	59,818	(13.8)%
Listed service CD’s	46,441	44,436	4.5%
Time deposits / IRA	94,151	74,183	26.9%
Wholesale deposits	59,450	40,702	46.1%
Total Deposits	$880,879	$861,557	2.2%

2018 Second Quarter Financial Review

Net Income
Net income for the three months ended June 30, 2018 increased 24.5% to $2.65 million, or $0.30 per diluted common share, compared to $2.13 million, or $0.25 per diluted common share, for the same period last year. The increase was largely due to higher net interest income and a lower loan loss provision coupled with a lower Federal corporate income tax rate, which was partially offset by an increase in non-interest expense and an increase in the New Jersey state income tax expense, as discussed below.

On July 1, 2018, New Jersey enacted Assembly Bill No. 4202 to make several changes to the New Jersey Corporation Business Tax (CBT), most notably establishing a temporary CBT surtax, effectively increasing the current CBT tax rate of 9% to 11.5%, retroactive to January 1, 2018. The CBT surtax will reduce to 1.5% from 2.5% for tax years beginning on or after January 1, 2020 through December 31, 2021. As a result of this increase, the Company recorded six months of additional state income tax expense in the second quarter of 2018 of $137,000, or $0.02 per diluted share.

On a linked quarter basis, second quarter 2018 net income remained flat compared to the first quarter of 2018, despite this additional tax expense.

Net income for the six months ended June 30, 2018 increased 35.5% to $5.33 million, or $0.61 per diluted share, compared to $3.93 million, or $0.45 per diluted share, in the same prior year period. For the first half of 2018, the Company recorded a $133,000 tax benefit related to the accounting treatment of equity-based compensation, as compared to $145,000 for the same period last year.

Net Interest Income
Net interest income for the quarter ended June 30, 2018 was $8.97 million, an increase of 12.7% compared to $7.96 million in the corresponding prior year period. This was largely due to an increase of $87.4 million, or 9.6%, in average interest-earning assets, primarily attributable to growth in the loan portfolio. On a linked quarter basis, net interest income increased $170,000, or 1.9%, from $8.80 million.

For the first half of 2018, net interest income increased 14.0% to $17.8 million from $15.6 million in the prior year period.

Net Interest Margin
The Company reported a net interest margin of 3.59% for the second quarter of 2018, compared to 3.63% in the first quarter of 2018 and 3.49% reported for the second quarter of 2017. Net interest margin declined slightly from the first quarter of 2018 largely due to a higher cost of funds.

The net interest margin for the first half of 2018 was 3.61%, compared to 3.47% in the prior year period, primarily due to higher yielding interest-earning assets.

Non-Interest Income
Non-interest income for the quarter ended June 30, 2018 declined slightly to $1.50 million, compared to $1.54 million in the corresponding prior year period.  This was largely due to lower residential mortgage banking revenues, partially offset by higher other loan fees, primarily due to loan prepayment fees, and service fees on deposit accounts.

On a linked quarter basis, non-interest income increased by $186,000, or 14.2%, from the first quarter of 2018, mainly due to higher gains on the sale of SBA loans and residential mortgage banking revenues.

For the six months ended June 30, 2018, non-interest income increased $143,000, or 5.4%, to $2.8 million from the same period in 2017.

Non-Interest Expense
Non-interest expense for the quarter ended June 30, 2018 totaled $6.55 million, an increase of $480,000, or 7.9%, from the $6.07 million reported in same period in 2017, primarily due to salary increases, new hires within the lending and deposit teams, and higher data processing expenses. The Company’s efficiency ratio was 62.6% for the quarter, compared to 63.9% for the same period in 2017.

On a linked quarter basis, non-interest expense increased $324,000, or 5.2%, largely due to higher salaries and professional expenses.

For the six months ended June 30, 2018, non-interest expense increased $930,000, or 7.8%, to $12.8 million compared to the same prior year period. Efficiency ratio for the six months ended June 30, 2018 improved to 62.1% from 64.9% compared to the same prior year period.

Provision for Loan Losses
During the quarter, a provision for loan losses of $225,000 was expensed, compared to $375,000 in the same prior year period. The majority of the second quarter 2018 provision was to support the Company’s strong loan growth. The Company had $14,000 in net loan recoveries during the quarter, compared to $11,000 in net loan recoveries during the same period last year.

For the first half of 2018, a provision of $625,000 was expensed, compared to $600,000 for the same prior year period. The Company had $92,000 of net loan charge-offs during the first half of 2018, compared to $212,000 of net loan charge-offs in the same prior year period.

As of June 30, 2018, the Company's allowance for loan losses was $11.20 million, compared to $10.67 million as of December 31, 2017. The loss allowance as a percentage of total loans was 1.26% at June 30, 2018 compared to 1.25% at December 31, 2017.

Financial Condition / Balance Sheet

At June 30, 2018, the Company maintained capital ratios that were in excess of regulatory standards for well capitalized institutions. The Company's Tier 1 capital to average assets ratio was 8.95%, its common equity Tier 1 to risk weighted assets ratio was 9.82%, its Tier 1 capital to risk weighted assets ratio was 9.82%, and its total capital to risk weighted assets ratio was 12.04%.

Total assets as of June 30, 2018 were $1.056 billion, compared to $1.040 billion at December 31, 2017 and $983.1 million as of June 30, 2017.

Total loans as of June 30, 2018 were $890.4 million, compared to $850.9 million at December 31, 2017 and $794.9 million as of June 30, 2017.

Total deposits as of June 30, 2018 were $880.9 million, compared to $861.6 million as of December 31, 2017 and $810.7 million as of June 30, 2017. Core checking deposits at June 30, 2018 were $364.9 million, compared to $400.0 million at December 31, 2017 and $357.3 million at June 30, 2017. The Company continues to focus on building core checking account deposit relationships, which can vary from quarter to quarter due to seasonality in its municipal relationships.

Asset Quality
The Company's non-performing assets at June 30, 2018 were $1.93 million as compared to $2.07 million at December 31, 2017 and $3.18 million at June 30, 2017. Non-performing assets to total assets at June 30, 2018 were 0.18% compared to 0.20% at December 31, 2017 and 0.32% at June 30, 2017.

Non-accrual loans were $1.93 million at June 30, 2018, compared to $2.07 million at December 31, 2017 and $2.95 million at June 30, 2017. There was no OREO at June 30, 2018 and December 31, 2018, compared to $233,000 at June 30, 2017.

Troubled debt restructured loan balances amounted to $6.71 million at June 30, 2018, with all but $877,000 performing. This compared to $7.05 million at December 31, 2017 and $7.95 million at June 30, 2017.

About the Company
Two River Bancorp is the holding company for Two River Community Bank, which is headquartered in Tinton Falls, New Jersey. Two River Community Bank operates 14 branches along with two loan production offices throughout Monmouth, Middlesex, Union, and Ocean Counties, New Jersey. More information about Two River Community Bank and Two River Bancorp is available at www.tworiverbank.com.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continue," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; and the inability to successfully implement or expand new lines of business or new products and services. For a list of other factors which would affect our results, see the Company's filings with the Securities and Exchange Commission, including those risk factors identified in the "Risk Factor" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2017. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

Investor Contact: Adam Prior, Senior Vice President The Equity Group Inc. Phone: (212) 836-9606 Email: aprior@equityny.com	Media Contact: Adam Cadmus, Marketing Director Two River Community Bank Phone: (732) 982-2167 Email: acadmus@tworiverbank.com

TWO RIVER BANCORP CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) For the Three Months and Six Months Ended June 30, 2018 and 2017 (in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
INTEREST INCOME:
Loans, including fees	$10,243	$8,733	$20,064	$17,136
Securities:
Taxable	290	235	587	468
Tax-exempt	280	279	562	564
Interest-bearing deposits	94	102	161	174
Total Interest Income	10,907	9,349	21,374	18,342
INTEREST EXPENSE:
Deposits	1,641	1,063	2,999	2,101
Securities sold under agreements to repurchase	15	17	29	32
Federal Home Loan Bank ("FHLB") and other borrowings	116	147	246	292
Subordinated debt	165	164	330	329
Total Interest Expense	1,937	1,391	3,604	2,754
Net Interest Income	8,970	7,958	17,770	15,588
PROVISION FOR LOAN LOSSES	225	375	625	600
Net Interest Income after Provision for Loan Losses	8,745	7,583	17,145	14,988
NON-INTEREST INCOME:
Service fees on deposit accounts	239	161	477	311
Mortgage banking	409	474	747	900
Other loan fees	137	122	248	214
Earnings from investment in bank owned life insurance	132	138	262	274
Gain on sale of SBA loans	387	394	718	511
Other income	192	249	354	453
Total Non-Interest Income	1,496	1,538	2,806	2,663
NON-INTEREST EXPENSES:
Salaries and employee benefits	4,010	3,460	7,895	6,913
Occupancy and equipment	1,043	1,049	2,133	2,103
Professional	488	395	828	736
Insurance	64	53	121	101
FDIC insurance and assessments	123	108	246	231
Advertising	130	125	190	235
Data processing	174	125	326	255
Outside services fees	80	124	161	227
OREO expenses, impairment and sales, net	(14)	22	(15)	19
Loan workout expenses	45	139	96	166
Other operating	408	471	797	862
Total Non-Interest Expenses	6,551	6,071	12,778	11,848
Income before Income Taxes	3,690	3,050	7,173	5,803
Income Tax Expense	1,040	922	1,847	1,873
Net Income	$2,650	$2,128	$5,326	$3,930
Earnings Per Common Share:
Basic	$0.31	$0.25	$0.63	$0.47
Diluted	$0.30	$0.25	$0.61	$0.45
Weighted average common shares outstanding:
Basic	8,488	8,372	8,480	8,363
Diluted	8,690	8,654	8,695	8,642

TWO RIVER BANCORP CONSOLIDATED BALANCE SHEETS (Unaudited) (in thousands, except share data)

	June 30,	December 31,
	2018	2017
ASSETS
Cash and due from banks	$16,839	$29,575
Interest-bearing deposits in bank	7,443	18,644
Cash and cash equivalents	24,282	48,219

Securities available for sale	28,174	28,684
Securities held to maturity	57,953	58,002
Equity securities	2,417	2,448
Restricted investments, at cost	5,905	5,430
Loans held for sale	2,537	2,581
Loans	890,369	850,874
Allowance for loan losses	(11,201)	(10,668)
Net loans	879,168	840,206

Bank owned life insurance	21,835	21,573
Premises and equipment, net	6,134	6,239
Accrued interest receivable	2,707	2,554
Goodwill	18,109	18,109
Other assets	6,306	5,753

TOTAL ASSETS	$1,055,527	$1,039,798

LIABILITIES
Deposits:
Non-interest-bearing	$166,506	$167,297
Interest-bearing	714,373	694,260
Total Deposits	880,879	861,557

Securities sold under agreements to repurchase	19,878	27,120
FHLB and other borrowings	24,500	25,800
Subordinated debt	9,905	9,888
Accrued interest payable	78	70
Other liabilities	8,940	8,792

Total Liabilities	944,180	933,227

SHAREHOLDERS' EQUITY
Preferred stock, no par value; 6,500,000 shares authorized, no shares issued and outstanding	-	-
Common stock, no par value; 25,000,000 shares authorized;
Issued – 8,867,337 and 8,782,124 at June 30, 2018 and December 31, 2017, respectively
Outstanding – 8,555,243 and 8,470,030 at June 30, 2018 and December 31, 2017, respectively	80,088	79,678
Retained earnings	34,173	29,593
Treasury stock, at cost; 312,094 shares at June 30, 2018 and December 31, 2017	(2,396)	(2,396)
Accumulated other comprehensive loss	(518)	(304)
Total Shareholders' Equity	111,347	106,571

TOTAL LIABILITIES and SHAREHOLDERS’ EQUITY	$1,055,527	$1,039,798

TWO RIVER BANCORP Selected Consolidated Financial Data (Unaudited)

Selected Consolidated Earnings Data
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Selected Consolidated Earnings Data:	2018	2018	2017	2018	2017
Total Interest Income	$10,907	$10,467	$9,349	$21,374	$18,342
Total Interest Expense	1,937	1,667	1,391	3,604	2,754
Net Interest Income	8,970	8,800	7,958	17,770	15,588
Provision for Loan Losses	225	400	375	625	600
Net Interest Income after Provision for Loan Losses	8,745	8,400	7,583	17,145	14,988
Other Non-Interest Income	1,496	1,310	1,538	2,806	2,663
Other Non-Interest Expenses	6,551	6,227	6,071	12,778	11,848
Income before Income Taxes	3,690	3,483	3,050	7,173	5,803
Income Tax Expense	1,040	807	922	1,847	1,873
Net Income	$2,650	$2,676	$2,128	$5,326	$3,930

Per Common Share Data:
Basic Earnings	$0.31	$0.32	$0.25	$0.63	$0.47
Diluted Earnings	$0.30	$0.31	$0.25	$0.61	$0.45
Book Value	$13.02	$12.78	$12.40	$13.02	$12.40
Tangible Book Value(1)	$10.90	$10.66	$10.25	$10.90	$10.25
Average Common Shares Outstanding (in thousands):
Basic	8,488	8,447	8,372	8,480	8,363
Diluted	8,690	8,675	8,654	8,695	8,642

(1) Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

Selected Period End Balances
(in thousands)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2018	2018	2017	2017	2017
Total Assets	$1,055,527	$1,042,277	$1,039,798	$1,000,245	$983,099
Investment Securities and Restricted Stock	94,449	96,251	94,564	92,641	92,634
Total Loans	890,369	872,327	850,874	816,078	794,908
Allowance for Loan Losses	(11,201)	(10,962)	(10,668)	(10,223)	(9,953)
Goodwill and Other Intangible Assets	18,109	18,109	18,109	18,109	18,109
Total Deposits	880,879	870,904	861,557	821,872	810,725
Repurchase Agreements	19,878	18,472	27,120	22,576	25,823
FHLB and Other Borrowings	24,500	24,500	25,800	30,300	24,300
Subordinated Debt	9,905	9,896	9,888	9,879	9,871
Shareholders' Equity	111,347	108,980	106,571	106,567	104,524

Asset Quality Data (by Quarter)
(dollars in thousands)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2018	2018	2017	2017	2017
Nonaccrual Loans	$1,930	$1,972	$2,070	$2,345	$2,946
OREO	-	-	-	-	233
Total Non-Performing Assets	1,930	1,972	2,070	2,345	3,179

Troubled Debt Restructured Loans:
Performing	5,831	5,965	6,053	6,925	6,990
Non-Performing	877	878	994	1,129	960

Non-Performing Loans to Total Loans	0.22%	0.23%	0.24%	0.29%	0.37%
Non-Performing Assets to Total Assets	0.18%	0.19%	0.20%	0.23%	0.32%
Allowance as a % of Loans	1.26%	1.26%	1.25%	1.25%	1.25%

Capital Ratios

	June 30, 2018				December 31, 2017
	CET 1 Capital to Risk Weighted Assets Ratio	Tier 1 Capital to Average Assets Ratio	Tier 1 Capital to Risk Weighted Assets Ratio	Total Capital to Risk Weighted Assets Ratio	CET 1 Capital to Risk Weighted Assets Ratio	Tier 1 Capital to Average Assets Ratio	Tier 1 Capital to Risk Weighted Assets Ratio	Total Capital to Risk Weighted Assets Ratio
Two River Bancorp	9.82%	8.95%	9.82%	12.04%	9.68%	8.85%	9.68%	11.93%
Two River Community Bank	10.78%	9.82%	10.78%	11.95%	10.66%	9.76%	10.66%	11.82%
"Well capitalized" institution (under prompt corrective action regulations.)*	6.5%	5%	8%	10%	6.5%	5%	8%	10%

*Applies to Bank only. For the Company to be “well capitalized,” the Tier 1 Capital to Risk Weighted Assets has to be at least 6.00%.

Net Loan Charge-offs
(dollars in thousands)

	Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2018	2018	2017	2017	2017
Net loan charge-offs (recoveries):
Charge-offs	(12)	(115)	(239)	-	-
Recoveries	26	9	9	15	11
Net loan (charge-offs) recoveries	14	(106)	(230)	15	11
Net loan charge-offs (recoveries) to average loans (annualized)	(0.01)%	0.05%	0.11%	(0.01)%	(0.01)%

Consolidated Average Balance Sheets & Yields
With Resultant Interest and Average Rates

	Three Months Ended			Three Months Ended
(dollars in thousands)	June 30, 2018			June 30, 2017

ASSETS Interest-Earning Assets:	Average Balance	Interest / Income Expense	Average Yield / Rate	Average Balance	Interest / Income Expense	Average Yield / Rate
Interest-bearing due from banks	$21,206	$94	1.78%	$40,422	$102	1.01%
Investment securities	95,801	570	2.38%	94,123	514	2.18%
Loans, net of unearned fees(1) (2)	884,450	10,243	4.64%	779,508	8,733	4.49%

Total Interest-Earning Assets	1,001,457	10,907	4.37%	914,073	9,349	4.10%

Non-Interest-Earning Assets:
Allowance for loan losses	(11,108)			(9,698)
All other assets	74,616			80,633

Total Assets	$1,064,965			$985,008

LIABILITIES & SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
NOW deposits	$220,421	306	0.56%	$197,949	231	0.47%
Savings deposits	262,379	494	0.76%	259,860	336	0.52%
Money market deposits	53,393	23	0.17%	63,841	26	0.16%
Time deposits	188,862	818	1.74%	131,209	470	1.44%
Securities sold under agreements to repurchase	21,190	15	0.28%	23,577	17	0.29%
FHLB and other borrowings	24,503	116	1.90%	24,303	147	2.43%
Subordinated debt	9,902	165	6.67%	9,868	164	6.65%

Total Interest-Bearing Liabilities	780,650	1,937	1.00%	710,607	1,391	0.79%

Non-Interest-Bearing Liabilities:
Demand deposits	165,416			163,198
Other liabilities	8,925			7,854

Total Non-Interest-Bearing Liabilities	174,341			171,052

Stockholders’ Equity	109,974			103,349

Total Liabilities and Shareholders’ Equity	$1,064,965			$985,008

NET INTEREST INCOME		$8,970			$7,958

NET INTEREST SPREAD(3)			3.37%			3.31%

NET INTEREST MARGIN(4)			3.59%			3.49%

(1)  Included in interest income on loans are loan fees.
(2)  Includes non-performing loans.
(3)  The interest rate spread is the difference between the weighted average yield on average interest-earning and the weighted average cost of average interest-bearing liabilities.
(4)  The interest rate margin is calculated by dividing annualized net interest income by average interest earning assets.

Consolidated Average Balance Sheets & Yields
With Resultant Interest and Average Rates

	Six Months Ended			Six Months Ended
(dollars in thousands)	June 30, 2018			June 30, 2017
ASSETS Interest-Earning Assets:	Average Balance	Interest / Income Expense	Average Yield / Rate	Average Balance	Interest / Income Expense	Average Yield / Rate
Interest-bearing due from banks	$19,679	$161	1.65%	$39,359	$174	0.89%
Investment securities	96,708	1,149	2.38%	95,072	1,032	2.17%
Loans, net of unearned fees(1) (2)	876,541	20,064	4.62%	770,860	17,136	4.48%

Total Interest-Earning Assets	992,928	21,374	4.34%	905,291	18,342	4.09%

Non-Interest-Earning Assets:
Allowance for loan losses	(10,974)			(9,671)
All other assets	73,756			78,119

Total Assets	$1,055,710			$973,739

LIABILITIES & SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
NOW deposits	$228,502	616	0.54%	$194,943	443	0.46%
Savings deposits	255,471	848	0.67%	258,189	663	0.52%
Money market deposits	55,857	48	0.17%	62,760	52	0.17%
Time deposits	178,651	1,487	1.68%	133,827	943	1.42%
Securities sold under agreements to repurchase	20,417	29	0.29%	21,488	32	0.30%
FHLB and other borrowings	26,349	246	1.88%	24,374	292	2.42%
Subordinated debt	9,898	330	6.67%	9,864	329	6.67%

Total Interest-Bearing Liabilities	775,145	3,604	0.94%	705,445	2,754	0.79%

Non-Interest-Bearing Liabilities:
Demand deposits	162,753			158,219
Other liabilities	8,981			7,522

Total Non-Interest-Bearing Liabilities	171,734			165,741

Shareholders’ Equity	108,831			102,553

Total Liabilities and Shareholders’ Equity	$1,055,710			$973,739

NET INTEREST INCOME		$17,770			$15,588

NET INTEREST SPREAD(3)			3.40%			3.30%

NET INTEREST MARGIN(4)			3.61%			3.47%

(1)  Included in interest income on loans are loan fees.
(2)  Includes non-performing loans.
(3)  The interest rate spread is the difference between the weighted average yield on average interest-earning and the weighted average cost of average interest-bearing liabilities.
(4)  The interest rate margin is calculated by dividing annualized net interest income by average interest earning assets.

Reconciliation of Non-GAAP Financial Measures

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting policies in the United States (GAAP). These non-GAAP financial measures are "book value per common share," "tangible book value per common share," "return on average tangible assets," and "return on average tangible equity." This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Our management uses these non-GAAP measures in its analysis of our performance because it believes these measures are material and will be used as a measure of our performance by investors.

(in thousands, except per share data)
	As of and for the Three Months Ended					As of and for the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2018	2018	2017	2017	2017	2018	2017
Total shareholders' equity	$111,347	$108,980	$106,571	$106,567	$104,524	$111,347	$104,524
Less: goodwill and other tangibles	(18,109)	(18,109)	(18,109)	(18,109)	(18,109)	(18,109)	(18,109)
Tangible common shareholders’ equity	$93,238	$90,871	$88,462	$88,458	$86,415	$93,238	$86,415

Common shares outstanding	8,555	8,525	8,470	8,454	8,429	8,555	8,429
Book value per common share	$13.02	$12.78	$12.58	$12.60	$12.40	$13.02	$12.40

Book value per common share	$13.02	$12.78	$12.58	$12.60	$12.40	$13.02	$12.40
Effect of intangible assets	(2.12)	(2.12)	(2.14)	(2.14)	(2.15)	(2.12)	(2.15)
Tangible book value per common share	$10.90	$10.66	$10.44	$10.46	$10.25	$10.90	$10.25

Return on average assets	1.00%	1.04%	0.13%	0.89%	0.87%	1.02%	0.81%
Effect of average intangible assets	0.02%	0.02%	-	0.02%	0.01%	0.02%	0.02%
Return on average tangible assets	1.02%	1.06%	0.13%	0.91%	0.88%	1.04%	0.83%

Return on average equity	9.67%	10.08%	1.24%	8.39%	8.26%	9.87%	7.73%
Effect of average intangible assets	1.90%	2.04%	0.25%	1.74%	1.75%	1.97%	1.66%
Return on average tangible equity	11.57%	12.12%	1.49%	10.13%	10.01%	11.84%	9.39%